                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        COMMERCIAL FEDERAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                [LETTERHEAD OF COMMERCIAL FEDERAL CORPORATION]

                            YOUR BOARD APPRECIATES
                      YOUR CONTINUED LOYALTY AND SUPPORT

                                                                October 6, 1995

Dear Fellow Stockholders:

  Fiscal 1995 was a great year for your Company. Continuing its record of success, Commercial Federal achieved substantial growth in operating earnings, assets and its retail franchise and, most important, substantial growth in stockholder value. We have established significant momentum and, moving forward into fiscal 1996, we remain extremely confident about our future prospects and believe that Commercial Federal is well-positioned for increased future growth and profitability. We greatly appreciate your continued loyalty and support.

                   WHY CHANGE A WINNING FORMULA FOR SUCCESS

  Implementation of the Company's strategic business plan has resulted in Commercial Federal exceeding all goals and expectations in performance. Under the leadership of your current Board, Commercial Federal's significant accomplishments include:

  . STOCK PRICE ENHANCED. Your Company's stock performance has been outstanding, rising from $2.75 to $35.75 per share since June 30, 1990 (a stellar 67% annual compounded growth rate), and increasing 31% in the last three months alone.

  . OPERATING INCOME INCREASED. Since June 30, 1990, the Company's operating income has increased from a loss of $31.9 million to operating income of $46.6 million (or $4.61 loss per share to $3.58 income per share), with a 22% increase in fiscal 1995.

  . NONPERFORMING ASSETS REDUCED. Nonperforming assets have fallen from
    4.78% to .98% since June 30, 1990, well below the 1.26% national industry average.

  . STOCKHOLDERS' EQUITY INCREASED. Stockholders' equity has climbed from
    $141.2 million to $309.5 million since June 30, 1990 (a 17% annual compounded growth rate).

  . RETAIL NETWORK EXPANDED. We have added to the number of offices in our Midwest franchise by 82% since June 30, 1990, with an increase of 40% in fiscal 1995.

  Your Company's growth and expansion have been exceptional, yet carefully planned, and will continue both through internal growth and our ongoing program of selective acquisitions. Commercial Federal's prospects are bright and our stock price reflects clearly the market's expectation of the Company's continued profitable growth. SUPPORT A PROVEN FORMULA FOR SUCCESS -- SUPPORT YOUR CURRENT BOARD OF DIRECTORS -- SIGN, DATE AND MAIL THE WHITE PROXY CARD.

                    CAI'S PROPOSAL JUST DOESN'T MAKE SENSE

  Under the direction of your current Board of Directors, Commercial Federal has achieved year-to-year record profitability resulting in the enhancement of stockholder value. Implementation of a proven strategic business plan and the continued evaluation of strategic alternatives for maximizing shareholder value is a winning formula for Commercial Federal stockholders. CAI Corporation's proposal just doesn't make sense. In our view:

  . YOUR BOARD IS COMPRISED OF DEDICATED, WELL-QUALIFIED AND INDEPENDENT
    BUSINESS LEADERS AND PROFESSIONALS committed to maximizing value for all stockholders and considering all options to that end. These experienced directors have a proven track-record of success on your behalf.

  . CAI'S NOMINEES ARE NOT QUALIFIED, EXPERIENCED OR MOTIVATED to serve the best interests of Commercial Federal's stockholders.

  . CAI HAS NOTHING NEW TO ADD TO BOARDROOM DELIBERATIONS and is the wrong spokesperson for any stockholder message.

  . THE SINGLE-MINDED AGENDA OF CAI'S NOMINEES CAN ONLY LIMIT THE
    COMPANY'S OPTIONS for potential enhancement of stockholder value.

  . CAI'S SOLE OBJECTIVE IS TO CASH-OUT NOW (IN CASH OR SECURITIES) ON
    THE COMPANY'S EXTRAORDINARY PERFORMANCE. CAI's interests are not the interests of all stockholders and CAI should not be entrusted with YOUR stockholder value.

  WHY limit the Company's options for enhancing stockholder value? WHY elect unqualified persons who lack the experience necessary to manage your Company effectively and who will undoubtedly place their own interests before those of all stockholders? We think the answers are clear and urge you to vote AGAINST the nominees and resolution of CAI Corporation.

            YOUR BOARD WILL CONTINUE TO ACT IN YOUR BEST INTERESTS

  Your Board is dedicated to enhancing value for, and serving the best interests of, all Commercial Federal stockholders. Your Board does not believe such interests would be served by hanging out a "for sale" sign or placing the strategic future of the Company in the hands of representatives of CAI (notwithstanding their inability to direct Company policy if elected). Remember, CAI has already proven itself to be wrong in the past as to what is in the Company's best strategic interests and has its own personal, single-minded agenda to pursue.

  Rather, the Board believes, at present, that stockholder value will be maximized through the Board's continued adherence to the Company's proven strategic business plan, while the Board continues to review, with the expert advice of Merrill Lynch & Co., all strategic alternatives available to the Company. Your Board remains open to all options available for enhancing stockholder value and has served your interests well. DO NOT GAMBLE WITH YOUR INVESTMENT!!--VOTE IN YOUR BEST INTERESTS BY SIGNING, DATING AND MAILING THE WHITE PROXY CARD TODAY.

                         WE REMAIN OPEN TO ALL OPTIONS

  Your Board regrets CAI's decision. CAI's determination to proceed with its hostile proxy solicitation is divisive and, in your Board's view, motivated by CAI's own desire to cash in now (through receipt of cash or securities) on its investment in the Company. Your Board is dedicated to maximizing value for all stockholders, as any review of the Company's performance will clearly and conclusively demonstrate. We believe the Company is well positioned to continue to deliver exceptional stockholder value and, as illustrated by the Board's own resolution set forth in the Company's Proxy Statement, the Board is committed to considering all options available to the Company for maximizing stockholder value, including through possible merger, acquisition and/or other business combination transactions.

  YOUR VOTE IS CRITICAL TO ENSURE THAT COMMERCIAL FEDERAL CONTINUES TO BE GUIDED BY AN EXPERIENCED, HIGHLY-QUALIFIED AND INDEPENDENT BOARD OF DIRECTORS DEDICATED TO THE INTERESTS OF ALL STOCKHOLDERS.

  PLEASE SUPPORT YOUR EXISTING BOARD OF DIRECTORS BY SIGNING, DATING AND PROMPTLY MAILING THE ENCLOSED WHITE PROXY CARD.

  Thank you again for your continued loyalty and support.

                                          Sincerely,

                                          /s/ William A. Fitzgerald


                                          William A. Fitzgerald
                                          Chairman of the Board and Chief
                                           Executive Officer

---------------------------------- IMPORTANT -----------------------------------

   Your vote is important. Regardless of the number of shares of Commercial Federal Common Stock you own, please vote as recommended by your Board of Directors by signing, dating and mailing your WHITE proxy card. Please act today. And, discard all Blue cards you may receive from CAI.

   If you own shares in the name of a brokerage firm, only your broker can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a WHITE proxy card on your behalf. You should also promptly sign, date and mail your WHITE proxy card when you receive it from your broker. Please do so for each separate account you maintain. You should return your WHITE proxy card immediately to ensure that your vote is counted.

   IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL D. F. KING & CO., INC., WHICH IS ASSISTING US, TOLL-FREE AT 1-800-714-3310.

--------------------------------------------------------------------------------